Exhibit 4.5


                       JOHNSON WORLDWIDE ASSOCIATES, INC.


                       FOURTH AMENDMENT TO NOTE AGREEMENTS


                           Dated as of October 3, 1997


                                       Re:


                     Note Agreements Dated as of May 1, 1993

                                       and

                         $15,000,000 6.58% Senior Notes
                             Due September 25, 1999

                          JOHNSON WORLDWIDE ASSOCIATES
                                1326 Willow Road
                           Sturtevant, Wisconsin 53177

                       FOURTH AMENDMENT TO NOTE AGREEMENTS

                           Dated as of October 3, 1997


                   Re:Note Agreements Dated as of May 1, 1993
                                       and
                         $15,000,000 6.58% Senior Notes
                             Due September 25, 1999


   To the Noteholders named in
   Schedule I hereto which are also
   Johnson Worldwide Associates, Inc.
   signatories to this Fourth Amendment
   to Note Agreement.

   Ladies and Gentlemen:

        Reference is made to the separate Note Agreements each dated as of May 1, 1993, as amended by the Amendment Agreement dated as of September 30, 1993 and the Second Amendment Agreement dated as of October 31, 1996, and the Third Amendment Agreement dated as of September 30, 1997, (the "Note Agreements"), between Johnson Worldwide Associates, Inc., a Wisconsin corporation (the "Company"), and the Purchasers named therein, under and pursuant to which $15,000,000 aggregate principal amount of 6.58% Senior Notes due September 25, 1999 (the "Notes") of the Company were originally issued. Terms used but not otherwise defined herein shall have the meanings set forth in the Note Agreements.

        The Company hereby requests that you accept each of the amendments set forth below in the manner herein provided:

                    ARTICLE 1. AMENDMENTS OF NOTE AGREEMENTS

        Section 1.1. Amendment of Section 5.11. Section 5.11 of the Note Agreements shall be amended in its entirety so that the same shall read as follows:

        Section 5.11. Fixed Charge Coverage Ratio. (a) On October 3, 1997 and January 2, 1998 the Company will have kept and maintained the ratio of Net Income Available for Fixed Charges to Fixed Charges for the fiscal quarter ending on each such date at not less than 1.20 to 1.00.

        (b) On April 3, 1998 and on the last day of each fiscal quarter thereafter, the Company will have kept and maintained the ratio of Net Income Available for Fixed Charges to Fixed Charges for the period of four consecutive fiscal quarters ending on each of such dates at not less than 1.50 to 1.00.


                            ARTICLE 2.  MISCELLANEOUS

        Section 2.1. No Legend Required. References in the Note Agreements or in any Note, certificate, instrument or other document to the Note Agreements shall be deemed to be references to the Note Agreements as amended hereby and as further amended from time to time.

        Section 2.2. Effect of Amendment. Except as expressly amended hereby, the Company agrees that the Note Agreements, the Notes and all other documents and agreements executed by the Company in connection with the Note Agreements in favor of the Noteholders are ratified and confirmed and shall remain in full force and effect and that it has no set-off, counterclaim or defense with respect to any of the foregoing.

        Section 2.3. Successors and Assigns. This Fourth Amendment to Note Agreements shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Noteholders and to the benefit of the Noteholders' successors and assigns, including each successive holder or holders of any Notes.

        Section 2.4. Requisite Approval; Expenses. This Fourth Amendment to Note Agreements shall not be effective until (a) the Company and the holders of 66-2/3% in aggregate principal amount of all Notes outstanding on the date hereof shall have executed this Fourth Amendment to Note Agreements, and (b) the Company shall have paid all out-of-pocket expenses incurred by the Noteholders in connection with the consummation of the transactions contemplated by this Fourth Amendment to Note Agreements, including, without limitation, the fees, expenses and disbursements of Chapman and Cutler which are reflected in statements of such counsel rendered on or prior to the effective date of this Fourth Amendment to Note Agreements.

        Section 2.5. Counterparts. This Fourth Amendment to Note Agreements may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

        IN WITNESS WHEREOF, the Company has executed this Fourth Amendment to Note Agreements as of the day and year first above written.

                                 JOHNSON WORLDWIDE ASSOCIATES, INC.



                                 By_________________________________
                                     Its

        This Fourth Amendment to Note Agreements is accepted and agreed to as of the day and year first above written.


                                 CONNECTICUT GENERAL LIFE INSURANCE
                                      COMPANY

                                 BY: CIGNA Investments, Inc.



                                 By___________________________
                                     Its

        This Fourth Amendment to Note Agreements is accepted and agreed to as of the day and year first above written.


                                 LIFE INSURANCE COMPANY OF NORTH
                                      AMERICA

                                 BY: CIGNA Investments, Inc.



                                 By_________________________________
                                     Its



                                   SCHEDULE I


                                                         OUTSTANDING
                                                      PRINCIPAL AMOUNT
                                                          OF NOTES

    Connecticut General Life Insurance Company           $12,000,000

    Life Insurance Company of North America               $3,000,000
                                                         -----------
             TOTAL                                       $15,000,000